UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): June 1, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 1, 2015, Lannett Company, Inc., a Delaware corporation (“Lannett”), pursuant to the terms and conditions of a Stock Purchase Agreement dated May 15, 2015, a copy of which was filed as exhibit 2.1 to the current report on Form 8-K filed by Lannett on May 18, 2015, completed the acquisition of, Silarx Pharmaceuticals, Inc., a New York corporation (“Silarx”), and Stoneleigh Realty, LLC, a New York limited liability company (“Stoneleigh,” and together with Silarx, the “Company”) from Rohit Desai (“Mr. Desai”) and the RD Nevada Trust (the “RD Nevada Trust”, and together with Mr. Desai, the “Sellers”) for cash consideration of $42.0 million, subject to a post-closing working capital adjustment.

ITEM 8.01.	OTHER EVENTS

On June 2, 2015, Lannett issued a press release regarding the matters described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

99.1   June 2, 2015 press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: June 2, 2015